CORPORATE RESOLUTION
BOARD OF DIRECTORS
ORPHEUM PROPERTY, INC.

Held on January 10, 2012at 10:00 a.m., Louisiana.

The undersigned, being the Board of Directors of Orpheum Property, Inc. duly elected, A Delaware corporation, did unanimously consent to and adopt the following resolutions effective on June 6, 2011, hereof all as passed and unanimously approved by the Board of Directors:

> RESOLVED that Andrew Reid , Chairman of the Board, is hereby authorized and instructed to issue stock in Orpheum Property, Inc. to Baja Coastal Properties, LLC for the purchase of a Fifty (50%) Percent undivided interest in Baja Coastal Properties, LLC, inclusive of all of its assets and the Mexican Corporation, Inc., Pacific Beach Pebbles S de R.L. de C.V.

There being no further business to come before the meeting, on motion, duly made and seconded, the meeting was adjourned.

01/10/12

BRUCE GWYN
Director

TYRUS YOUNG
Director

ANDREW REID
Chairman of the Board

The undersigned Secretary of the Corporation, certifies that the above and foregoing are the true and correct minutes of the meeting of the Stockholders held on the 10th day of January, 2012, at 10:00 a.m. at which all directors having waived time & place of meeting.

01/10/12

BRUCE GWYN
Director

TYRUS YOUNG
Director

ANDREW REID
Chairman of the Board

STATE OF OREGON

COUNTY OF Jackson

CERTIFICATION OF AUTHORITY TO ACT FOR
BAJA COASTAL PROPERTIES, LLC

BE IT KNOWN, that on this 12th day of January, 2012, before me, the undersigned Notary Public duly commissioned and qualified in and for the aforesaid County and State, and in the presence of the undersigned witnesses, personally came and appeared:

BERNARD WOODARD

who, after being duly sworn, did acknowledge and declare that he is the managing member BAJA COASTAL PROPERTIES, LLC, organized under the laws of the State of Nevada, whose Articles of Organization are recorded in the office of the Nevada Secretary of State, and that these Articles of Organization provide that he is authorized to certify his authority of persons to act on behalf of said BAJA COASTAL PROPERTIES, LLC and that he does hereby certify that he, BERNARD WOODARD, has the consent of all of the members of said limited liability company, and is authorized to act for and in the name of the said BAJA COASTAL PROPERTIES, LLC to do the following:

Enter into the purchase and sale of Fifty (50%) Percent of the ownership interest of BAJA COASTAL PROPERTIES, INC., LLC with PURCHASER, ORPHEUM PROPERTY, INC., for the terms and conditions he, as the manager, deems reasonable and in the best interest of the company.

Any person dealing with Bernard Woodard may assume that the authority conferred upon them by this document is still in full force and effect unless and until there is recorded in conveyance records of St. Tammany Parish an express revocation of such authority.

BJW

THUS DONE AND SIGNED on the day and date set forth above at the City of Medford, County of Jackson, State of Oregon, the parties hereto having affixed their signature, together with me, Notary, and the undersigned witnesses, after due reading of the whole.

WITNESSES:

Print name: Joshua Woodard

BERNARD WOODARD

Print name: ____________________

NOTARY PUBLIC

OFFICIAL SEAL
KAYDIE MAE SLEEZER
NOTARY PUBLIC - OREGON
COMMISSION NO. 440990
MY COMMISSION EXPIRES AUGUST 15, 2013

CORPORATE RESOLUTION
BOARD OF DIRECTORS
AMERICAN SUNSET LIVING

Held on January 10, 2012at 10:00 a.m., Oregon.

The undersigned, being the Board of Directors of American Sunset Living, duly elected, An Oregon corporation, did unanimously consent to and adopt the following resolutions effective on January 10, 2012, hereof all as passed and unanimously approved by the Board of Directors:

> RESOLVED that Bernard Woodard, on behalf of the wholly owned subsidiary of Baja Coastal Properties, Inc., is hereby authorized to enter into the sale of a Fifty (50%) Percent sale of interest in Baja Coastal Properties, LLC, inclusive of all of its assets and the Mexican Corporation, Inc., Pacific Beach Pebbles S de R.L. de C.V.

There being no further business to come before the meeting, on motion, duly made and seconded, the meeting was adjourned.

01/10/12

Richard C. Weber, Pres.
President

Bernard J Woodard
Secretary

The undersigned Secretary of the Corporation, certifies that the above and foregoing are the true and correct minutes of the meeting of the Stockholders held on the 10th day of January, 2012, at 10:00 a.m. at which all directors having waived time & place of meeting.

01/10/12

Bernard J Woodard
Secretary

ATTN BENJAMIN WEYAN
FAX 504-324-C

BAJA COASTAL PROPERTIES, LLC

3261 NE Follett Street Roseburg, Oregon 97470

Tel (541) 232-1708 Fax (541) 673-9002

January 05, 2012

DONALD D. BANN
Attorney at Law
2828 East Causeway Approach
Mandeville, LA 70448
Telephone: (985) 626-8518
Facsimile: (985) 626-8514
dbannattorney@bellsouth.net

Dear Mr. Bann,

Attached are the executed Addenda for Baja Coastal Properties, LLC Creditors Andrew Rose, Nicholas Rose and Sharon Rose. This should complete all the creditors required on the list except for Mr. William Sousa who is out at Sea on a long fishing trip right now. His shares of PLFF stock are to remain in your trust until he executes the addendum.

Thank you,

Bernard J. Woodard

Bernard J. Woodard, Managing Member

Baja Coastal Properties, LLC

Tel (541) 232-1708

Fax (541) 673-9002

(5) Pages Total

ADDENDUM TO LOAN AGREEMENT/S

BAJA COASTAL PROPERTIES, LLC

This Addendum is to mutually agree and forever settle debt owed to Andy Rose (Hereinafter "Lender") for a previous loan, or loans, to Baja Coastal Properties, LLC. (Hereinafter "BCP").

In June of 2010 Lender agreed to accept $12,320.00 from a 20% profit pool as payment in full for past loans. The project has stalled and needs new investment to proceed. BCP has entered an agreement with Orpheum Properties, LLC to assist with the funding needed to continue the project and to pay off lender debt with Orpheum Properties LLC shares of stock which are currently publicly trading under PLFF.

Lender agrees that once these shares of PLFF stock has been issued to Lender and mailed by Federal Express mail to them, the BCP debt is paid in full. Stock is planned to be issued within 2 weeks of all BCP lenders signing Addendums.

Lender herein to receive **$12,320.00 in current value PLFF stock that will be restricted for 6 months after the issuance date**. Stock to be Federal Expressed to the Lender's address below. Once received Lender agrees that all BCP debt to them is paid in full.

ACCEPTED: Andy Rose (Andy Rose) Date Signed: 12/31/11

ADDRESS: 4575 Dean Martin Dr
1408 tower #2
Las Vegas NV 89103

ADDENDUM TO LOAN AGREEMENT/S

BAJA COASTAL PROPERTIES, LLC

This Addendum is to mutually agree and forever settle debt owed to Nicholas Rose (Hereinafter "Lender") for a previous loan, or loans, to Baja Coastal Properties, LLC. (Hereinafter "BCP").

In June of 2010 Lender agreed to accept $5,040.00 from a 20% profit pool as payment in full for past loans. The project has stalled and needs new investment to proceed. BCP has entered an agreement with Orpheum Properties, LLC to assist with the funding needed to continue the project and to pay off lender debt with Orpheum Properties LLC shares of stock which are currently publicly trading under PLFF.

Lender agrees that once these shares of PLFF stock has been issued to Lender and mailed by Federal Express mail to them, the BCP debt is paid in full. Stock is planned to be issued within 2 weeks of all BCP lenders signing Addendums.

Lender herein to receive **$5,040.00 in current value PLFF stock that will be restricted for 6 months after the issuance date**. Stock to be Federal Expressed to the Lender's address below. Once received Lender agrees that all BCP debt to them is paid in full.

ACCEPTED: [signature] (Nicholas Rose) Date Signed: 12/31/11

ADDRESS: 4575 Dean Martin Drive
1408 tower #2
Las Vegas NV 89103

ADDENDUM TO LOAN AGREEMENT/S

BAJA COASTAL PROPERTIES, LLC

This Addendum is to mutually agree and forever settle debt owed to Sharon Rose (Hereinafter "Lender") for a previous loan, or loans, to Baja Coastal Properties, LLC. (Hereinafter "BCP").

In June of 2010 Lender agreed to accept $13,790.00 from a 20% profit pool as payment in full for past loans. The project has stalled and needs new investment to proceed. BCP has entered an agreement with Orpheum Properties, LLC to assist with the funding needed to continue the project and to pay off lender debt with Orpheum Properties LLC shares of stock which are currently publicly trading under PLFF.

Lender agrees that once these shares of PLFF stock has been issued to Lender and mailed by Federal Express mail to them, the BCP debt is paid in full. Stock is planned to be issued within 2 weeks of all BCP lenders signing Addendums.

Lender herein to receive **$13,790.00 in current value PLFF stock that will be restricted for 6 months after the issuance date**. Stock to be Federal Expressed to the Lender's address below. Once received Lender agrees that all BCP debt to them is paid in full.

ACCEPTED: Sharon Rose (Sharon Rose) Date Signed: 12/30/2011

ADDRESS: 26 W Dommewealth St. #12
Stoneham, MA
02180

ATT00113

{\rtf1\ansi\ansicpg1252\deff0\deflang1033{\fonttbl{\f0\fnil\fcharset0 Calibri;}}
{*\generator Msftedit 5.41.21.2509;}\viewkind4\uc1\pard\sa200\sl276\slmult1\qc\lang9\ul\b\f0\fs28 ADDENDUM TO LOAN AGREEMENT/S\par
BAJA COASTAL PROPERTIES, LLC\ulnone\b0\fs24\par
\par
\pard\sa200\sl276\slmult1 This Addendum is to mutually agree and forever settle debt owed to Sharon Rose (Hereinafter "Lender") for a previous loan, or loans, to Baja Coastal Properties, LLC. (Hereinafter "BCP").\par
In June of 2010 Lender agreed to accept $13,790.00 from a 20% profit pool as payment in full for past loans. The project has stalled and needs new investment to proceed. BCP has entered an agreement with Orpheum Properties, LLC to assist with the funding needed to continue the project and to pay off lender debt with Orpheum Properties LLC shares of stock which are currently publicly trading under PLFF.\par
Lender agrees that once these shares of PLFF stock has been issued to Lender and mailed by Federal Express mail to them, the BCP debt is paid in full. Stock is planned to be issued within 2 weeks of all BCP lenders signing Addendums.\par
Lender herein to receive\ul\b $13,790.00 in current value PLFF stock that will be restricted for 6 months after the issuance date\ulnone\b0 . Stock to be Federal Expressed to the Lender's address below. Once received Lender agrees that all BCP debt to them is paid in full.\par
\par
ACCEPTED: Sharon Rose (Sharon Rose) Date Signed: 12/30/11 \par
ADDRESS: 264 Dameworth St. #12 \par
Stoneham, MA \par
02180 \fs22\par
}

BUSINESS PURCHASE
(FIFTY PERCENT INTEREST)

BY: ORPHEUM PROPERTY, INC. (PURCHASER) UNITED STATES OF AMERICA

AND

BAJA COASTAL PROPERTIES, LLC
(SELLER)

BEFORE ME, the undersigned Notary or Notaries Public, duly commissioned and qualified in and for the said States and Parish/County, and in the presence of the undersigned competent witnesses, who have signed with the parties after due reading of the whole.

PERSONALLY CAME AND APPEARED:

BAJA COASTAL PROPERTIES, LLC, (Tax ID No. ________________), a limited liability company, duly organized under the laws of Nevada, and existing under and by virtue of the laws of the State of Nevada, in good standing, herein represented by Bernard J. Woodard, pursuant to Certificate of Authority of the member(s) attached hereto and made a part hereof, dated __________, and BERNARD J. WOODARD, personally, a person of the full age of majority and domiciled in the State of Oregon; both entity and person, hereinafter referred to as SELLER

AND

ORPHEUM PROPERTY, INC., (Tax ID No. ________________), a Delaware corporation, authorized to do and doing business in the State of Louisiana, in good standing, herein represented by Andrew Reid, pursuant to a resolution of its Board of Directors, attached hereto and made a part hereof, dated __________, hereinafter referred to as PURCHASER

who declared and acknowledged that SELLER herein sells, transfers and delivers unto PURCHASER with full warranty, a full FIFTY (50%) PERCENT interest in and to BAJA

COASTAL PROPERTIES, LLC:

The parties to this sale and transfer of a FIFTY (50%) PERCENT ownership interest, herein warrant the following:

SELLER WARRANTS

1. SELLER warrants the Certificate of Authority, attached hereto is accurate and correct in every detail; and, that it, BAJA COASTAL PROPERTIES, LCC, has legal authority to sell transfer and deliver a full FIFTY (50%) PERCENT ownership interest in and to said limited liability company to PURCHASER; and

2. SELLER warrants that it shall deliver to the Secretary of State of Nevada all necessary documentation within seven (7) days from the execution of this Sale and Transfer of Ownership of a FIFTY (50%) PERCENT interest reflecting PURCHASER'S ownership interest; and

3. SELLER warrants, both as a limited liability company and Bernard Woodard, personally, that it or he owns a ONE HUNDRED (100%) PERCENT interest in and to the following properties (THE PROPERTY) and/or entities of which a FIFTY (50%) PERCENT interest is being transferred to PURCHASER:

   a. Parcel # 87, approximately 1 miles of Pacific Beach Front property and a total of 177.20 Hectares or approximately 437 acres of real estate is adjacent to the beach federal zone where the pebbles concession is located.

   b. Parcel #319, a total of 1,500 Hectares, approximately 3,705 acres of real estate, has been paid for in full by Sellers, and is being transferred into the PBP Corporation through a Mexican legal process. This parcel is adjacent and east of Parcel #87 (Plat Map is attached and incorporated below as Asset Number 2).

   c. Beach pebble removal concession located on federal zone property adjacent to parcel number 87. The concession includes approximately 323.000,000 pounds of beach pebbles.

   d. A ONE HUNDRED (100%) PERCENT interest in Mexican Corporation, Pacific Beach Pebbles S de R.L. de C. V.; and

4. SELLER warrants it/he has the authority, and ability to issue and exchange the ownership interest as set forth in this document and to transfer said ownership interest; and

5. SELLER warrants and acknowledges the conveyance of SELLER's interest in the above described property and Mexican entity includes a FIFTY (50%) PERCENT interest in all profits, capital and assets; and

6. SELLER warrants that all Permits for the removal of materials on the Mexican properties are current, valid and operations are on-going; and

7. SELLER warrants THE PROPERTY is free and clear of all mortgages; and

8. SELLER warrants THE PROPERTY has free and unencumbered access to a public highway, street, or road; and

9. SELLER warrants and stipulates THE PROPERTY has not heretofore been alienated; and

10. SELLER warrants that no changes or alterations have been made to THE PROPERTY; and

11. SELLER agrees to the joint warranties and representations hereinafter made between the parties.

PURCHASER WARRANTS

1. PURCHASER is a Delaware corporation authorized to do and doing business in the State of Louisiana, and in good standing; and

2. PURCHASER warrants it has the authority and ability to issue and exchange the number of shares set forth on the certificates and to transfer said certificates to SELLER, more particularly certificates numbered 1653 and 1720 through 1731 inclusive; and

3. PURCHASER represents that the shares of stock shall all be restricted from trading for 180 days from the date of closing which is anticipated to be January 12, 2012; and

4. PURCHASER warrants and agrees that the consideration of this sale is based upon the trading price of Orpheum Property, Inc. stock as traded on the NASDAQ exchange and further agrees to the joint warranties and representations herein made between the parties.

JOINT WARRANTIES AND REPRESENTATIONS

SELLER AND PURCHASER CONTRACT AND AGREE AS FOLLOWS:

1. If the trading values of shares is less than Fifteen Cents (.15) 180 days from January 12, 2012, Orpheum Property, Inc. shall supplement, add to the total number of shares exchanged with SELLER to equal the $6,000,000.00 purchase price as of January 12. 2012 closing date as traded on the OTC Market exchange: and

2. PURCHASER AND SELLER agree that SELLERS shares will not be diluted or subject to reverse split between January 12, 2012, and 180 days thereafter plus 60 days (total 240 days) to allow SELLER time to engage a broker to sell SELLERS shares, all at SELLERS option: and

3. Both parties (SELLER AND PURCHASER) agree that they will fully and freely cooperate by signing and executing any and all additional documents to fulfill the terms and conditions of this Sale and Transfer of Ownership interest; and further agree to correct any and all clerical errors; and

4. The parties to this transaction (SELLER AND PURCHASER) acknowledge that no title examination has been made on the hereinafter described property, and further acknowledge that no mortgage, conveyance, other certificates or tax research has been made and relieve and release Louisiana Land Title Insurance Agency, First American Title Insurance, Donald D. Bann, its officers, employees, subsidiaries, professional liability insurer and the surety on the bond of Donald D. Bann from any and all liability in connection with this transaction; and

5. PURCHASER agrees and stipulates that no dilution of SELLER'S shares shall occur except for the acquisition of:

   a. Immovable property,
   b. Mineral rights,
   c. Extraction and refinement,
   d. Drilling rights/surface rights,
   e. Building contracts, construction work,
   f. Good will: and

5. PURCHASER agrees that should dilution occur for any of the reasons set forth in the preceding paragraph 180 days from January 12, 2012, SELLER will be issued additional shares of PURCHASERS stock to compensate SELLER for the difference. Stock values determined by the NASDAQ exchange on the 180th day following January 12, 2012; and

6. The Recipients represent and warrant, to the other members, stockholders and to the company, that the Recipients are acquiring the assigned interests for investment and not with a view to distribution. This is a standard disclosure in order to ensure we are not attempting to circumvent rule 144; and

7. The Recipients understand that: (a) the assignment interest has not been registered under the Securities Act of 1933 or applicable state securities laws in reliance of an exemptions from registration; (b) the assigned interest must be held indefinitely unless it is later registered under the Securities Act of 1933 and applicable state securities laws, or unless exemptions from registration are otherwise available; and (c) the company has no obligation to register the assigned interest. ***The Recipients agree that the assigned interest will not be offered, sold, transferred, pledged, or otherwise disposed of without registration under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to the company that registration is not required. Once the holding period is satisfied the holders can have the legend removed by having our SEC council provide an opinion letter, and then shares may be placed with a broker for possible sale;*** *and*

8. The parties (PURCHASER AND SELLER) agree that this document can be amended or supplemented in writing and executed by and between both parties.

MISCELLANEOUS PROVISIONS

1. The validity and interpretation of this document will be governed by the law of the State of Louisiana.

2. Each individual executing this document on behalf of a corporation or other entity warrants that he or she is authorized to do so and that this document constitutes the legally binding obligation of the corporation or other entity that the individual represents.

THUS DONE AND PASSED before the undersigned Notary Public and two competent witnesses this ____ day of January, 2012.

WITNESSES:

ORPHEUM PROPERTY, INC.

____

BY: ______________________

____

STATE OF OREGON

COUNTY OF ____________

THUS DONE AND PASSED before the undersigned Notary Public and two competent witnesses this ____ day of January, 2012.

____
BERNARD J. WOODARD

BAJA COASTAL PROPERTIES, LLC

BY: ______________________________
BERNARD J. WOODARD

____
NOTARY PUBLIC

BUSINESS PURCHASE
(FIFTY PERCENT INTEREST)

BY: ORPHEUM PROPERTY, INC.. (PURCHASER) UNITED STATES OF AMERICA

AND

BAJA COASTAL PROPERTIES, LLC
(SELLER)

BEFORE ME, the undersigned Notary or Notaries Public, duly commissioned and qualified in and for the said States and Parish/County, and in the presence of the undersigned competent witnesses, who have signed with the parties after due reading of the whole,

PERSONALLY CAME AND APPEARED:

BAJA COASTAL PROPERTIES, LLC, (Tax ID No. 51-0462981), a limited liability company, duly organized under the laws of Nevada, and existing under and by virtue of the laws of the State of Nevada, in good standing, herein represented by Bernard J. Woodard, pursuant to Certificate of Authority of the member(s) attached hereto and made a part hereof, dated 1-12-12, and BERNARD J. WOODARD, personally, a person of the full age of majority and domiciled in the State of Oregon; both entity and person, hereinafter referred to as SELLER

AND

ORPHEUM PROPERTY, INC., (Tax ID No. 330619256), a Delaware corporation, authorized to do and doing business in the State of Louisiana, in good standing, herein represented by Andrew Reid, pursuant to a resolution of its Board of Directors, attached hereto and made a part hereof, dated 1-10-12, hereinafter referred to as PURCHASER

who declared and acknowledged that SELLER herein sells, transfers and delivers unto PURCHASER with full warranty, a full FIFTY (50%) PERCENT interest in and to BAJA COASTAL PROPERTIES, LLC;

The parties to this sale and transfer of a FIFTY (50%) PERCENT ownership interest, herein warrant the following:

SELLER WARRANTS

1. SELLER warrants the Certificate of Authority, attached hereto is accurate and correct in every detail; and, that it, BAJA COASTAL PROPERTIES, LCC, has legal authority to sell transfer and deliver a full FIFTY (50%) PERCENT ownership interest in and to said limited liability company to PURCHASER; and

2. SELLER warrants that it shall deliver to the Secretary of State of Nevada all necessary documentation within seven (7) days from the execution of this Sale and Transfer of Ownership of a FIFTY (50%) PERCENT interest reflecting

BJW

R

PURCHASER'S ownership interest; and

3. SELLER warrants, both as a limited liability company and Bernard Woodard, personally, that it or he owns a ONE HUNDRED (100%) PERCENT interest in and to the following properties (THE PROPERTY) and/or entities of which a FIFTY (50%) PERCENT interest is being transferred to PURCHASER:

   a. Parcel # 87, approximately 1 miles of Pacific Beach Front property and a total of 177.20 Hectares or approximately 437 acres of real estate is adjacent to the beach federal zone where the pebbles concession is located.

   b. Parcel #319, a total of 1,500 Hectares, approximately 3,705 acres of real estate, has been paid for in full by Sellers, and is being transferred into the PBP Corporation through a Mexican legal process. This parcel is adjacent and east of Parcel #87 (Plat Map is attached and incorporated below as Asset Number 2).

   c. Beach pebble removal concession located on federal zone property adjacent to parcel number 87. The concession includes approximately 323,000,000 pounds of beach pebbles.

   d. A ONE HUNDRED (100%) PERCENT interest in Mexican Corporation, Pacific Beach Pebbles S de R.L. de C. V.; and

4. SELLER warrants it/he has the authority, and ability to issue and exchange the ownership interest as set forth in this document and to transfer said ownership interest; and

5. SELLER warrants and acknowledges the conveyance of SELLER's interest in the above described property and Mexican entity includes a FIFTY (50%) PERCENT interest in all profits, capital and assets; and

6. SELLER warrants that all Permits for the removal of materials on the Mexican properties are current, valid and operations are on-going; and

7. SELLER warrants THE PROPERTY is free and clear of all mortgages; and

8. SELLER warrants THE PROPERTY has free and unencumbered access to a public highway, street, or road; and

9. SELLER warrants and stipulates THE PROPERTY has not heretofore been alienated; and

10. SELLER warrants that no changes or alterations have been made to THE PROPERTY; and

11. SELLER agrees to the joint warranties and representations hereinafter made between the parties.

<u>PURCHASER WARRANTS</u>

1. PURCHASER is a Delaware corporation authorized to do and doing business in the State of Louisiana, and in good standing; and

2. PURCHASER warrants it has the authority and ability to issue and exchange the number of shares set forth on the certificates and to transfer said certificates to SELLER, more particularly certificates numbered 1653 and 1720 through 1731 inclusive; and

3. PURCHASER represents that the shares of stock shall all be restricted from trading

BAW

for 180 days from the date of closing which is anticipated to be January 12, 2012; and

4. PURCHASER warrants and agrees that the consideration of this sale is based upon the trading price of Orpheum Property, Inc. stock as traded on the NASDAQ exchange and further agrees to the joint warranties and representations herein made between the parties.

JOINT WARRANTIES AND REPRESENTATIONS

SELLER AND PURCHASER CONTRACT AND AGREE AS FOLLOWS:

1. If the trading values of shares is less than Fifteen Cents (.15) 180 days from January 12, 2012, Orpheum Property, Inc. shall supplement, add to the total number of shares exchanged with SELLER to equal the $6,000,000.00 purchase price as of January 12, 2012 closing date as traded on the OTC Market exchange; and

2. PURCHASER AND SELLER agree that SELLERS shares will not be diluted or subject to reverse split between January 12, 2012, and 180 days thereafter plus 60 days (total 240 days) to allow SELLER time to engage a broker to sell SELLERS shares, all at SELLERS option; and

3. Both parties (SELLER AND PURCHASER) agree that they will fully and freely cooperate by signing and executing any and all additional documents to fulfill the terms and conditions of this Sale and Transfer of Ownership interest; and further agree to correct any and all clerical errors; and

4. The parties to this transaction (SELLER AND PURCHASER) acknowledge that no title examination has been made on the hereinafter described property, and further acknowledge that no mortgage, conveyance, other certificates or tax research has been made and relieve and release Louisiana Land Title Insurance Agency, First American Title Insurance, Donald D. Bann, its officers, employees, subsidiaries, professional liability insurer and the surety on the bond of Donald D. Bann from any and all liability in connection with this transaction; and

5. PURCHASER agrees and stipulates that no dilution of SELLER'S shares shall occur except for the acquisition of:

   a. Immovable property,
   b. Mineral rights,
   c. Extraction and refinement,
   d. Drilling rights/surface rights,
   e. Building contracts, construction work,
   f. Good will; and

5. PURCHASER agrees that should dilution occur for any of the reasons set forth in the preceding paragraph 180 days from January 12, 2012, SELLER will be issued additional shares of PURCHASERS stock to compensate SELLER for the difference. Stock values determined by the NASDAQ exchange on the 180th day following January 12, 2012; and

6. The Recipients represent and warrant, to the other members, stockholders and to the company, that the Recipients are acquiring the assigned interests for investment and not with a view to distribution. This is a standard disclosure in order to ensure we are not attempting to circumvent rule 144; and

7. The Recipients understand that: (a) the assignment interest has not been registered under the Securities Act of 1933 or applicable state securities laws in reliance of an exemptions from registration; (b) the assigned interest must be held indefinitely unless it is later registered under the Securities Act of 1933 and

BJW

applicable state securities laws, or unless exemptions from registration are otherwise available; and (c) the company has no obligation to register the assigned interest. ***The Recipients agree that the assigned interest will not be offered, sold, transferred, pledged, or otherwise disposed of without registration under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to the company that registration is not required. Once the holding period is satisfied the holders can have the legend removed by having our SEC council provide an opinion letter, and then shares may be placed with a broker for possible sale; and***

8. The parties (PURCHASER AND SELLER) agree that this document can be amended or supplemented in writing and executed by and between both parties.

MISCELLANEOUS PROVISIONS

1. The validity and interpretation of this document will be governed by the law of the State of Louisiana.

2. Each individual executing this document on behalf of a corporation or other entity warrants that he or she is authorized to do so and that this document constitutes the legally binding obligation of the corporation or other entity that the individual represents.

THUS DONE AND PASSED before the undersigned Notary Public and two competent witnesses this 17th day of January, 2012.

WITNESSES:

Julie Candebat

Gina Osborne

ORPHEUM PROPERTY, INC.

BY: ______________________

DONALD D. BANN
NOTARY PUBLIC # 12084

STATE OF OREGON

COUNTY OF Jackson

THUS DONE AND PASSED before the undersigned Notary Public and ~~two~~ one competent witnesses this 12th day of January, 2012.

BERNARD J. WOODARD

WITNESS

BAJA COASTAL PROPERTIES, LLC

BY: BERNARD J. WOODARD

NOTARY PUBLIC

OFFICIAL SEAL
KAYDIE MAE SLEEZER
NOTARY PUBLIC - OREGON
COMMISSION NO. 440990
MY COMMISSION EXPIRES AUGUST 15, 2013